UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 15, 2019

OCCIDENTAL PETROLEUM CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-09210	95-4035997
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Greenway Plaza, Suite 110 Houston, Texas	77046
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (713) 215-7000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.20 par value	OXY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition

Preliminary Third Quarter Results

The preliminary estimated financial and operational results included in this Current Report on Form 8-K (“Current Report”) for the third quarter ended September 30, 2019 remain subject to the completion of Occidental’s customary quarterly closing and review procedures. Occidental will announce its final third quarter results on November 4, 2019.

The preliminary results included in this Current Report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any filings made by Occidental under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Financial Reporting Updates for the Third Quarter

Occidental completed its acquisition (the “Merger”) of Anadarko Petroleum Corporation (“Anadarko”) on August 8, 2019 (the “Merger Closing Date”), and Anadarko’s results for the third quarter following the Merger Closing Date will be included in Occidental’s third quarter results.  Anadarko’s assets in Algeria, Ghana, Mozambique and South Africa (the “African Assets”) will be reported as discontinued operations. As previously reported, Occidental completed the sale of the Mozambique assets to Total S.A. (“Total”) on September 27, 2019 pursuant to a definitive purchase and sale agreement with Total relating to the African Assets.

Beginning with its third quarter results, Occidental will report its net income on a Reported and Adjusted basis.  Adjusted income is a supplemental measure not calculated in accordance with generally accepted accounting principles (“GAAP”).  Occidental defines Adjusted income as net income excluding the effects of significant transactions and events that affect earnings but vary widely and unpredictably in nature, timing and amount.  These events may recur, even across successive reporting periods.  This non-GAAP measure is not meant to disassociate those items from management’s performance, but rather is meant to provide useful information to investors interested in comparing Occidental’s earnings performance between periods.  Reported net income is considered representative of management’s performance over the long term, and Adjusted income is not considered to be an alternative to net income reported in accordance with GAAP.

Production

Occidental provided third quarter 2019 production guidance for its continuing operations on July 31, 2019 and for legacy Anadarko’s continuing operations on August 13, 2019 totaling 1,310 – 1,369 thousand barrels of oil equivalent per day (MBOED) on a combined pro-forma basis for the third quarter. Adjusted to the Merger Closing Date, the combined production guidance totaled 1,062 – 1,102 MBOED.

Reported production from continuing operations for the third quarter of 2019 is expected to be 1,100 – 1,120 MBOED due to significantly reduced downtime in the DJ Basin from Anadarko’s initial expectations and strong performance from Occidental’s legacy Permian Resources business.

Domestic Onshore Realized Prices

Occidental expects to report the following domestic onshore realized prices for the third quarter of 2019:

Oil ($/BBL)	$54.00
NGLs ($/BBL)	$13.90
Natural Gas ($/MCF)	$1.20

Domestic Transportation Costs are expected to be $3.00/BOE.

Domestic Depreciation, Depletion, and Amortization (DD&A)

When accounting for the effect of the Merger, Domestic DD&A is expected to be approximately $15.85/BOE for the third quarter of 2019.

Items Affecting Comparability

Occidental expects that its Reported income for the third quarter will be impacted by pre-tax charges related to the closing of the Merger and certain other items affecting comparability. Items affecting comparability for the third quarter of 2019 are expected to include:

•	Merger transaction costs, debt financing and severance costs of approximately $950 million, of which approximately $300 million are not deductible for tax purposes.

•	A gain on the sale of Occidental’s interests in Plains All American Pipeline, L.P., (NYSE: PAA) and Plains GP Holdings, L.P. (NYSE: PAGP) of $111 million.

•
An impairment charge of $40 million incurred in connection with the October 2019 expiration of Occidental’s Idd El Shargi North Dome contract and the early termination of the Idd El Shargi South Dome contract in Qatar.

•	A write-off for unproved property of $285 million related to domestic leases that expire in the near-term, where Occidental no longer plans to pursue exploration activities.

•	Oil collars, interest rate derivatives and warrants are expected to have a combined positive mark-to-market adjustment of $10 – $20 million.

Items affecting comparability also includes a deferred state tax rate revaluation expense of $28 million.

Cautionary Statement Regarding Forward-Looking Statements

Any statements in this Current Report about Occidental’s expectations, plans or forecasts, including statements regarding preliminary financial and operational estimates and the sale of the remainder of Anadarko’s African Assets to Total, that are not historical facts are forward-looking statements. These statements are typically identified by words such as “estimate,” “project,” “predict,” “will,” “would,” “should,” “could,” “may,” “might,” “anticipate,” “plan,” “intend,” “believe,” “expect,” “aim,” “goal,” “target,” “objective,” “likely” or similar expressions that convey the prospective nature of events or outcomes. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. Actual results may differ from anticipated results, sometimes materially, and reported or expected results should not be considered an indication of future performance. Factors that could cause actual results to differ include, but are not limited to: Occidental’s ability to consummate the sale of Anadarko’s assets in Algeria, Ghana and South Africa to Total; the conditions to the completion of the sale of Anadarko’s assets in Algeria, Ghana and South Africa to Total; that the regulatory approvals required for the sale of Anadarko’s assets in Algeria, Ghana and South Africa to Total may not be obtained on the terms expected or on the anticipated schedule or at all; Occidental’s indebtedness, including the substantial indebtedness Occidental incurred in connection with the Merger and the need to generate sufficient cash flows to service and repay such debt; the possibility that Occidental may be unable to achieve expected synergies and operating efficiencies within the expected time-frames or at all and to successfully integrate Anadarko’s operations with those of Occidental; that such integration may be more difficult, time-consuming or costly than expected; that operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers or suppliers) may be greater than expected following the Merger; the retention of certain key employees of Anadarko may be difficult; that Occidental is subject to intense competition and increased competition is expected in the future; general economic conditions that are less favorable than expected.

Factors that could cause actual results to differ and that may affect Occidental’s results of operations and financial position appear in Part I, Item 1A “Risk Factors” of Occidental’s Annual Report on Form 10-K for the year ended December 31, 2018, and in Occidental’s other filings with the U.S. Securities and Exchange Commission (“SEC”).  Additional factors related to the transaction between Occidental and Anadarko appear in the definitive proxy statement/prospectus that is a part of Occidental’s registration statement on Form S-4, as amended, which was declared effective by the SEC on July 11, 2019, in connection with the Merger.

Because the factors referred to above could cause actual results or outcomes to differ materially from those expressed or implied in any forward-looking statements, you should not place undue reliance on any such forward-looking statements.  Further, any forward-looking statement speaks only as of the date of this Current Report and, unless legally required, Occidental does not undertake any obligation to update any forward-looking statement, as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCCIDENTAL PETROLEUM CORPORATION

	By:	/s/ Christopher O. Champion
	Name:	Christopher O. Champion
	Title:	Vice President, Chief Accounting Officer and Controller

Date: October 15, 2019